UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2022

U.S. WELL SERVICES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38025	81-1847117
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1360 Post Oak Boulevard Suite 1800
Houston, Texas		77056
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 832 562-3730

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (0.0001 par value)	USWS	NASDAQ Global Select Market
Warrants	USWSW	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on September 7, 2021 U.S. Well Services, Inc. (the “Company”) received written notice from the Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company had failed to maintain compliance with the minimum bid requirement under Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). The Company appealed that determination pursuant to procedures set forth in the Nasdaq rules. The Company’s appeal was heard by a Nasdaq Hearings Panel (the “Panel”) on October 14, 2021. On October 22, 2021, the Company received a letter from the Nasdaq notifying the Company that it had regained compliance with the Bid Price Rule. Accordingly, the Panel determined to continue the listing of the Company’s shares of Class A common stock on the Nasdaq. The Panel determined to impose a monitoring period (the “Panel Monitor”), pursuant to Listing Rule 5815(d)(4)(A). According to the relevant terms of the Panel Monitor, in the event that the Company's common stock demonstrates a closing bid price of less than $1.00 per share for thirty (30) consecutive days during the monitoring period, the Company will receive written notice from Nasdaq absent a 180-day grace period typically afforded by Nasdaq rules, and be subject to delisting at that time.

On June 3, 2022, the Company received written notice from Nasdaq that the Company had failed to maintain compliance with the Bid Price Rule for thirty (30) consecutive trading days and would therefore be subject to delisting at the opening of business on June 14, 2022 unless it requests a hearing to appeal that determination. The Company intends to appeal this determination pursuant to procedures set forth in the Nasdaq rules.

In order to regain compliance with the Bid Price Rule, the Company expects to implement a reverse stock split in the coming weeks. At the Annual Meeting of Stockholders held on May 20, 2022 (the “Annual Meeting”), the stockholders of the Company approved a proposal to authorize the Board of Directors of the Company (the “Board”), in its discretion, to implement a reverse stock split of the Company's common stock, par value $0.0001 per share, at a range of ratios set forth in the Proxy Statement for the Annual Meeting. The Company will announce the ratio, as determined by the Board, at a later date.

Forward-Looking Statements

The information above includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included herein are forward-looking statements. These forward-looking statements may be identified by their use of terms and phrases such as “may,” “expect,” “believe,” “intend,” “estimate,” “project,” “plan,” “anticipate,” “will,” “should,” “could,” and similar terms and phrases. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. These forward-looking statements represent the Company’s current expectations or beliefs concerning future events, and it is possible that the results described in this Current Report on Form 8-K will not be achieved. For example, there can be no assurance that the Company will meet the bid price requirement as a result of the proposed Reverse Split or otherwise in the future, meet Nasdaq compliance standards, or that Nasdaq will grant the Company any relief from delisting as necessary or whether the Company can agree to or ultimately meet applicable Nasdaq requirements for any such relief. These forward-looking statements are subject to certain risks, uncertainties and assumptions identified in this release or as disclosed from time to time in the Company’s filings with the SEC. Factors that could cause actual results to differ from the Company’s expectations include changes in market conditions and other factors described in the Company’s public disclosures and filings with the SEC, including those described under “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2021 filed on March 30, 2022 and in its quarterly reports on Form 10-Q.

As a result of these factors, actual results may differ materially from those indicated or implied by forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for us to predict all such factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

U.S. WELL SERVICES, INC.

Date:	June 9, 2022	By:	/s/ Josh Shapiro
Josh Shapiro Chief Financial Officer